Exhibit 3.5

AMENDMENT TO ARTICLES OF INCORPORATION CHANGING NAME FROM GLOBAL GOLF
HOLDINGS, INC., A NEVADA CORPORATION TO DINO MINICHIELLO FASHIONS, INC., A NEVADA CORPORATION DATED NOVEMBER 20, 1997 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GLOBAL GOLF HOLDINGS, INC.

We, the undersigned President and Secretary of GLOBAL GOLF HOLDINGS, INC., do hereby certify as follows: That the Board of Directors of said Corporation at a meeting duly convened, held on NOVEMBER 19 , 1997 adopted a resolution to amend the Amended Articles of Incorporation filed on NOVEMBER 17, 1997 as follows:

Article 1 is hereby amended to read follows:

1.   That the name of the corporation is: DINO MINICHIELLO FASHIONS, INC.
2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,944,000,

that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon pursuant to an Action by Written Consent of the Shareholders of Global Golf Holdings, Inc.

/s/ Robert F. Russo, Jr.
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ROBERT F. RUSSO, JR. PRESIDENT

/s/ Daryl F. Russo
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DARYL F. RUSSO SECRETARY PAGE 1 OF 2

STATE OF ARIZONA }
} ss.
COUNTY OF MARICOPA }

On September 30, 1997, personally appeared before me, a Notary Public,
ROBERT F. RUSSO, JR., known to me to be the person whose name is subscribed to the forgoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same:

/s/ Effie E. Barrett
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Notary Public (Notary Stamp or Seal) My commission Expires 12-19-99
STATE OF ARIZONA } } ss. COUNTY OF MARICOPA }

On September 30, 1997, personally appeared before me, a Notary Public, DARYL F. RUSSON, known to me to be the person whose name is subscribed to the forgoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same:

/s/ Effie E. Barrett
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Notary Public (Notary Stamp or Seal) My commission Expires 12-19-99 PAGE 2 OF 2